Exhibit 99.1

JATT III Acquisition Corp Announces Pricing of $60,000,000 Initial Public Offering

Westfield, New Jersey, United States, August 25, 2026 (GLOBE NEWSWIRE) – JATT III Acquisition Corp (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the pricing of its initial public offering of 6,000,000 ordinary shares at an offering price of $10.00 per ordinary share. The ordinary shares are expected to trade on the Nasdaq Capital Market (“NASDAQ”) under the ticker symbol “JTTT” beginning August 26, 2026. The offering is expected to close on August 27, 2026, subject to customary closing conditions.

Guggenheim Securities, LLC is acting as sole book-running manager. The Company has granted the underwriters a 45-day option to purchase up to 900,000 additional ordinary shares at the initial public offering price to cover over-allotments, if any.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on August 25, 2026 (the “Effective Date”). The public offering is being made only by means of a prospectus. When available, copies of the prospectus relating to the offering may be obtained from Guggenheim Securities, LLC, Attn: Equity Syndicate Department, 330 Madison Avenue, 8th Floor, New York, NY 10017, by telephone at (212) 518-9544, or by email at GSEquityProspectusDelivery@guggenheimpartners.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About JATT III Acquisition Corp

JATT III Acquisition Corp is a newly incorporated blank check company incorporated as a Cayman Islands exempted company and formed for the purpose of entering into a merger, amalgamation, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, engaged in any substantive discussions, directly or indirectly, with any business combination target with respect to an initial business combination with the Company. While the Company may pursue an initial business combination in any business or industry, the Company intends to focus its search on healthcare and healthcare-related businesses, with a primary emphasis on biotechnology and broader life sciences. In particular, the Company intends to seek businesses that can benefit from the clinical, scientific, operational, strategic and capital markets experience of the management team and board of directors and, in many cases, from access to the public markets as a means of funding continued development, executing strategic transactions and increasing visibility with investors and potential partners. The Company expects to focus particularly, though not exclusively, on businesses applying data-driven approaches, including machine learning, computational biology, structure-based drug design and related technologies, to improve the therapeutic discovery and development process.

The Company is sponsored by JATT Ventures III L.P. and is led by Dr. Someit Sidhu, Chief Executive Officer and Chairman of the Board, and Nicholas Fernandez, Chief Financial Officer. The Company’s Board of Directors also includes Verender S. Badial, Arjun Goyal, Jonathon Kluft and Christopher Staral, bringing extensive experience across biotechnology investing, company architecture, and public and private capital markets.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s initial public offering (“IPO”) including the gross proceeds of the IPO, the anticipated use of the net proceeds from the IPO and the search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or that the net proceeds of the offering will be used as indicated or that the Company will ultimately complete a business combination transaction in the sectors it is targeting or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of JATT III Acquisition Corp, including those set forth in the Risk Factors section of JATT III Acquisition Corp’s registration statement and preliminary prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. JATT III Acquisition Corp undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Nicholas Fernandez

Chief Financial Officer

153 Central Avenue
C/O 56
Westfield, NJ 07091
201-688-0364